Exhibit 10.1

BlueOne Techno l ogies, I nc. I CEO Appointment BlueOne Technologies, Inc. ((ormcrly Bl11c011e ( 'ard. inc.) / \ i \ cvada Coqxlration I OTC Markets: BC'RD BlueOne Technologies, Inc. (formerly BlueOne Card, Inc.) A Nevada Corporation I OTC Markets : BCRD March 10, 2026 Nabil A. Bader Re : Appointment Dear Mr. Bader : On behalf of the Board of Directors of BlueOne Technologies, Inc. (the "Company"), this letter confirms your appointment as President, Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer of the Company, effective March 10, 2026. Your appointment was approved by the Board of Directors and you will report directly to the Board in these capacities . The terms and conditions of your employment, including compensation and other benefi t s , will be governed by the Employment Agreement between you and the Company . Pleas e indicate your acceptance of this appointment by signing b e low. Sincerely, LJJ ε ..3 /l o/ 2,pU, Shinto Matthew Director BlueOne Technologies, Inc . BlucOn.: Technologie. ೦ . Inc. I OTC: BCRD

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BlueOne Technologies, Inc. I CEO Appointment ACCEPTANCE OF APPOINTMENT I hereby accept my appointment as President, Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer of the Company, effective March 10, 2026, subject to the terms and conditions set forth in the Employment Agreement referenced above. Nabil A . Bader Date: March 1 O, 2026 APPOINTMENT TERMS Position: President, Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer Reporting to: Board of Directors Start Date: March 10, 2026 Compensation: As set forth in the Employment Agreement Expense Reimbursement: Reasonable business expenses in accordance with Company policy BlueO n e Technologies, I n c . I OTC: B CRO

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